Exhibit 10.2
Liberty Acquisition Holdings Corp.
1114 Avenue of the Americas
41st Floor
New York, New York 10036
May 7, 2010
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Barclays Capital Inc.
745 Seventh Ave
New York, NY 10019
Re: Deferred Discount Reduction
Ladies and Gentlemen:
     Reference is made to the following agreements:
(i)	the Underwriting Agreement, dated as of December 6, 2007 (the “Underwriting Agreement”), between Liberty Acquisition Holdings Corp. (the “Company”) and Citigroup Global Markets Inc. (“Citi”), as Representative on behalf of the several underwriters named in Schedule I thereto (the “Underwriters”);

(ii)	the Business Combination Agreement, dated as of March 5, 2010 (as amended, the “Business Combination Agreement”), between the Company and Promotora de Informaciones, S.A.; and

(iii)	the proposed Securities Surrender Agreement (the “Surrender Agreement”), dated on or about the date hereof, among the Company, Berggruen Holdings and Marlin Equities.
     Capitalized terms used but not defined herein shall have the meaning set forth in the Underwriting Agreement.
     As you are aware, pursuant to the Surrender Agreement, the Company has agreed to acquire from the Sponsors an aggregate of 3,000,000 shares of the Company’s Common Stock (such acquisition being referred to herein as the “Acquisition”) for an aggregate purchase price of $300, effective immediately prior to the closing of the transactions contemplated by the Business Combination Agreement. In light of the foregoing, and notwithstanding anything set forth in the Underwriting Agreement, and subject to the consummation of the Acquisition at the purchase price set forth herein, each of the Underwriters agrees that in the event that the Deferred Discount becomes payable from the Trust Account upon the Company’s consummation of the transactions contemplated by the Business Combination Agreement, such aggregate Deferred Discount shall be reduced by $3,000,000 to $24,427,500.
          Each of the undersigned represents and warrants that the undersigned are the only parties entitled to a portion of the Deferred Discount and thereby are the parties authorized to agree to the aforementioned reduction to the Deferred Discount. Each of the undersigned acknowledges that the undersigned are making the foregoing amendment in consideration of efforts that are being expended by the Company in pursuing a Business Combination and further acknowledges that the Company is pursuing the structuring of such Business Combination in reliance on this letter. This letter shall be null and void if the Acquisition is not consummated in accordance with the terms and provisions of the Surrender Agreement. This letter sets forth the entire agreement with respect to the Deferred Discount and may only be amended by a writing signed by the Company and the Underwriters.
[Signature Page to Follow]

LIBERTY ACQUISITION HOLDINGS CORP.

By: Name:
Title:
[Signature Page to Deferred Discount Amendment Letter]

Agreed to and Acknowledged:
CITIGROUP GLOBAL MARKETS INC.

By: Name:
Title:

BARCLAYS CAPITAL INC. (as successor to Lehman Brothers)

By: Name:
Title:

[Signature Page to Deferred Discount Amendment Letter]